UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
GREENHILL & CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020
The following Notice of Change of Location (this “Notice”) supplements and relates to the original Notice and Proxy Statement (the “Proxy Statement”) of Greenhill & Co., Inc. (the “Company”), dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL23, 2020

To the Stockholders of Greenhill & Co., Inc.:

Greenhill & Co., Inc.’s 2020 Annual Meeting of Shareholders will be conducted exclusively online by remote communication. The decision to move to a virtual meeting was based on public health concerns related to the COVID-19 pandemic and guidance from governmental authorities, including the New York State on PAUSE (Policies that Assure Uniform Safety for Everyone) Executive Order.

Virtual meeting date: Thursday, April 23, 2020 (unchanged)

Virtual meeting time: 10:30 a.m.ET (unchanged)

Virtual meeting link: www.virtualshareholdermeeting.com/GHL2020

Shareholders of record at the close of business on March 3, 2020, are invited to vote their shares and register for the meeting at proxyvote.com using the instructions provided with their proxy materials that were issued beginning March 13.

Shareholders will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day.

All shareholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms or other notices they received previously.

Technical assistance will be available within the virtual meeting site.

We urge shareholders to vote and submit proxies in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. Shareholders who have sent in proxies or voted via telephone or internet do not need to take any further action. Any shareholder who has not yet voted on the day of the annual meeting may do so by following the instructions provided on the virtual shareholder meeting website.

By Order of the Board of Directors
Gitanjali Pinto Faleiro
General Counsel & Corporate Secretary